EXHIBIT 10.25

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into on January 12, 2006, by and between

SILICON VALLEY BANK (“Bank”)

and the following (collectively, jointly and severally, the “Borrower”) whose address is 20200 Sunburst Street, Chatsworth, California 91311:

NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation (“NASI”);

NORTH AMERICAN SCIENTIFIC, INC., a California corporation (“NASI-CA”); and

NOMOS CORPORATION, a Delaware corporation (“NOMOS”).

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement, with an Effective Date of October 5, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    The parties desire to amend the Loan Agreement as herein set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Amended and Restated Schedule 2.  Schedule 2 to the Loan Agreement is amended and restated to read as set forth in Schedule 2 hereto, which is being signed by Borrower and Bank concurrently herewith.

2.2                               Asset Based Terms Effective.

(a)                                  The Asset Based Terms (as defined in the Loan Agreement) shall be fully effective on the date hereof and shall continue in full force and effect at all times hereafter, notwithstanding anything in the Loan Agreement to the contrary.  Without limiting the generality of the foregoing, all provisions in the Loan Agreement which state that they are effective “while the Asset Based Terms are in effect” or words of similar effect shall be fully effective on the date hereof and shall continue in full force and effect at all times hereafter.

(b)                                  Without limiting Section 2.2(a) above, Section 9.8 of the Loan Agreement is amended in its entirety to read as follows:

“9.8.                        Asset Based Terms. The provisions of Exhibit E hereto (the “Asset Based Terms”) and the applicable Asset Based Terms as otherwise set forth herein, are fully effective on the date hereof and shall continue in full force and effect hereafter.

2.3                               Other Defaults. Without limiting Section 2.2(a) above, Section 8.3, which presently reads as follows:

“8.3.                        Other Defaults.  If Borrower fails to perform or comply with any other term, condition or covenant in this Agreement (other than as set forth in Section 8.1 or 8.2 above or, while the Asset Based Terms are not in effect, the Financial Covenants set forth in Schedule 2 hereto), and such failure is not cured within 30 days after the date it occurs.”

is amended to read as follows:

“8.3.                        Financial Covenant Default.  If Borrower fails to comply with the Financial Covenants set forth in Schedule 2 hereto.

“8.3A.              Officers.  The persons presently serving in the capacities of Chief Executive Officer or Chief Financial Officer shall cease serving in such capacities for any reason, and shall not be replaced with a person satisfactory to Bank in its good faith business judgment within 60 days thereafter.

 “8.3B.             Other Defaults.  If Borrower fails to perform or comply with any other term, condition or covenant in this Agreement (other than as set forth in Section 8.1, 8.2,8.3, or 8.3A above), and such failure is not cured within five days after the date it occurs.”

2.4                               Definitions.  The definition of “Permitted Liens” in Section 13.1 of the Loan Agreement is amended by (i) deleting the period at the end of clause (g) thereof and inserting in its place “; and” and (ii) adding a new clause (h) which shall read as follows:  “(h) Liens in favor of any holder of Subordinated Debt which are subordinated to the Liens in favor of Bank arising under this Agreement pursuant to a written subordination agreement between Bank and the holder of Subordinated Debt, on Bank’s standard form and otherwise acceptable to Bank in its good faith business judgment.

2.5                               Exhibits.

(a)                                  Exhibit C to the Loan Agreement, the form of Borrowing Base Certificate, and all references thereto are hereby deleted from the Loan Agreement.  In lieu of a Borrowing Base Certificate, the Borrower shall provide Transactions Reports as provided in the Loan Agreement, on a weekly basis and at each date an Advance is requested.

(b)                                  Exhibit D to the Loan Agreement, the form of Compliance Certificate, is hereby replaced by Exhibit D hereto.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date remain accurate and complete and have not been amended, supplemented or restated since the Effective Date and are, and continue to be, in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material agreement by which Borrower or its property is bound, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Borrower’s payment of the fees set forth in the Amended and Restated Schedule 2 hereto.

 [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

“Borrower”:		“Bank”:

NORTH AMERICAN SCIENTIFIC, INC. A Delaware corporation		SILICON VALLEY BANK

		By	/s/BOB MULLER
By	/s/L. MICHAEL CUTRER	Title	Senior Relationship Manager
President or Vice President

“Borrower”:

NORTH AMERICAN SCIENTIFIC, INC. A California corporation

By	/s/L. MICHAEL CUTRER
President or Vice President

“Borrower”:

NOMOS CORPORATION

By	/s/L. MICHAEL CUTRER
President or Vice President

Amended and Restated Schedule 2

to

Loan and Security Agreement

Borrower:	North American Scientific, Inc., a Delaware Corporation
North American Scientific, Inc., a California Corporation
NOMOS Corporation, a Delaware corporation

Date:	January 12, 2006

This Amended and Restated Schedule 2 amends and restates in its entirety Schedule 2 to the Loan and Security Agreement (as amended, the “Loan Agreement”) between Silicon Valley Bank (“Bank”) and the above-borrowers (collectively, jointly and severally, the “Borrower”) dated October 5, 2005, and forms an integral part of the same.  (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.)

1. CREDIT LIMIT
(Section 2.1.1):	An amount not to exceed:

(a) the lesser of (1) $5,000,000 at any one time outstanding (the “Revolving Line Credit Amount”) or (2) the sum of the following:

(i) up to 80% (an “Advance Rate”) of the amount of NASI Eligible Accounts, plus
(ii) up to 80% (an “Advance Rate”) of the amount of NASI-CA Eligible Accounts, plus
(iii) up to 65% (an “Advance Rate”) of the amount of NOMOS Eligible Accounts;

minus
(b)	the sum of the following:

(i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); plus
(ii) the FX Reserve; and plus
(iii the aggregate amount of Cash Management Services utilizations.
provided, however, that Bank shall have the right, in Bank’s discretion, to modify the above Advance Rates based upon the results of field audits conducted by Bank.

Letter of Credit Sublimit
(Section 2.1.2):	$500,000.
Foreign Exchange Sublimit
(Section 2.1.3):	$500,000.
Cash Management Services Sublimit:
(Section 2.1.4):	$500,000.

2. INTEREST.
Interest Rate
(Section 2.3(a)):	A per annum rate equal to the “Prime Rate” in effect from time to time, plus 1.50% per annum.

3. FEES (Section 2.4(a)):

Facility Fee:	In addition to the fees previously paid, Borrower shall pay to Bank an additional facility fee of $25,000, plus a loan fee of $5,000, concurrently herewith.

Collateral Handling Fee:	Borrower shall pay Bank a collateral handling fee in an amount equal to $2,000 per month, payable in arrears on the first day of each month with respect to the prior month.

Unused Line Fee:

Borrower shall pay to Bank an unused line fee equal to the rate of one-half of one percentage point (.50%) per annum multiplied by the amount by which the Revolving Line Credit Amount exceeds the average daily principal balance of the outstanding aggregate amount of the sum, without duplication, of Advances, Letters of Credit, FX Reserve and Cash Management Services utilizations during the immediately preceding calendar month (or part thereof), which fee shall be payable monthly in arrears on the first day of each month, beginning on the first day of the month following the date hereof.

Termination Fee:

The “Termination Fee” that is payable as set forth in Section 2.1.1(d) shall be equal to one percent (1%) of the Revolving Line Credit Amount in effect from time to time, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

4. MATURITY DATE
(Section 13.1):	October 4, 2006.

5. FINANCIAL COVENANTS
(Section 6.7):

Borrower shall comply with the following financial covenant at all times during the term of this Agreement, measured on a monthly basis, and, monthly and otherwise at the request of Bank from time to time, Borrower shall provide evidence of compliance therewith.

Minimum Tangible
Net Worth:

Borrower shall maintain a Tangible Net Worth of not less than $1,500,000 plus (i) 50% of Borrower’s net quarterly income, realized after October 31, 2005, plus (ii) 50% of all consideration received by Borrower for the issuance of equity securities after October 31, 2005.

Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities of Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

“Tangible Net Worth” shall mean the excess of total assets less total liabilities, determined in accordance with GAAP, with the following adjustments:

(A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (iii) minority investments in other Persons.

(B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Bank or by language in the instrument evidencing the indebtedness which Bank agrees in writing is acceptable to Bank in its good faith business judgment.

6. ADDITIONAL PROVISIONS

(a)                                  Collections of Accounts.  As provided in the Loan Agreement, all collections of Accounts shall be remitted to the Bank. Promptly following receipt by Bank of such collections in immediately available funds, Bank shall apply the same to the Obligations in such order as Bank shall determine, provided that Bank shall instead deposit the same into Borrower’s operating account at Bank, if (i) no Default or an Event of Default has occurred and is continuing, and (ii) Borrower has Advances available to it under the formulas and provisions of this Loan Agreement of at least $1,000,000, as confirmed by the latest Transaction Report received by the Bank.

(b) Warrant. Borrower shall concurrently with the execution hereof issue to Bank a Warrant to Purchase Shares of Borrower’s Common Stock in the form being executed and delivered concurrently herewith.

Signatures on Next Page

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Schedule 2 to Loan and Security Agreement as of the date first above written.

“Borrower”:		“Bank”:

NORTH AMERICAN SCIENTIFIC, INC.		SILICON VALLEY BANK
A Delaware corporation

By	/s/L. MICHAEL CUTRER	By	/s/BOB MULLER
	President or Vice President	Title	Senior Relationship Manager

NORTH AMERICAN SCIENTIFIC, INC.
A California corporation

By	/s/L. MICHAEL CUTRER
President or Vice President

NOMOS CORPORATION

By	/s/L. MICHAEL CUTRER
President or Vice President

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company: NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation.

Number of Shares: As provided below.

Class of Stock: Common Stock.

Warrant Price: As provided below.

Issue Date:  January 12, 2006

Expiration Date:  January 12, 2011

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the common stock, $0.01 par value per share (the “Shares”) of the company (the “Company”) at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE A.                            NUMBER OF SHARES AND PRICE.

A.1                             Number of Shares.  The number of Shares subject to this Warrant shall be equal to $75,000 divided by the Warrant Price.

A.2.                          Warrant Price.  The Warrant Price shall be an amount equal to the lowest of (i) $1.99 per Share; or (ii) the average closing price of the Shares on the five trading days immediately preceding the Issue Date; or (iii) the lowest closing price of the Shares during the ten trading days immediately following the release of the Company’s 2005 earnings report (which release is presently anticipated on or about January 9, 2006).

ARTICLE 1. EXERCISE.

1.1                                 Method of Exercise.  Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2                                 Conversion Right.  In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share.  The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3                                 Fair Market Value.  If the Company’s common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. ..  If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4                                 Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5                                 Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6                                 Treatment of Warrant Upon Acquisition of Company.

1.6.1                        “Acquisition”.  For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.2                        Treatment of Warrant at Acquisition.

A)                                  Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not an asset sale and in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition.  The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

B)                                    Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale.  The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

C)                                    Upon the closing of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1                                 Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.  If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased, but the aggregate purchase price payable for the total number of shares purchasable under this Warrant (as adjusted) shall remain the same.  If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased (but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant, as adjusted, shall remain the same), and the number of Shares shall be proportionately decreased.

2.2                                 Reclassification, Exchange, Combinations or Substitution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this

Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.  The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price (but not to the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted), which shall remain the same) and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3                                 Adjustments for Diluting Issuances.  The Warrant Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment, from time to time in the manner set forth in the Company’s Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.  The provisions set forth for the Shares in the Company’s Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder.

2.4                                 No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.5                                 Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6                                 Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish

Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1                                 Representations and Warranties.  The Company represents and warrants to the Holder as follows: All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2                                 Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale any shares of the Company’s capital stock (or other securities convertible into such capital stock), other than (i) pursuant to the Company’s stock option or other compensatory plans, (ii) in connection with commercial credit arrangements or equipment financings, or (iii) in connection with strategic transactions for purposes other than capital raising; (c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company’s securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3                                 Registration Under Securities Act of 1933, as amended.  The Company represents and warrants that no shareholders or warrant holders of the Company have contractual rights to cause the Company to register their shares under the Securities Act of 1933, as amended, and accordingly no such rights are being granted to Holder with respect to the Shares.

3.4                                 No Shareholder Rights.  Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.  The Holder represents and warrants to the Company as follows:

4.1                                 Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2                                 Disclosure of Information.  The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3                                 Investment Experience.  The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4                                 Accredited Investor Status.  The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5                                 The Act.  The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

5.1                                 Term:  This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2                                 Legends.   This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3                                 Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to Holder’s parent company, SVB Financial Group (formerly Silicon Valley Bancshares), or any other affiliate of Holder.  Additionally, the Company shall also not require an opinion of counsel, so long as Rule 144 remains in effect in relevant part in substantially its current form, if (a) in the reasonable judgment of the Company, based in part upon reasonably detailed representations by the Holder or the selling broker, as appropriate, there is no material question as to the availability of current information as referenced in Rule 144(c), Holder has complied with Rule 144(d) and the selling broker has complied with Rule 144(f), and (b) the Company is provided with a copy of Holder’s notice of proposed sale.

5.4                                 Transfer Procedure.  Upon receipt by Holder of the executed Warrant, Holder may transfer all of this Warrant to Holder’s parent company, SVB Financial Group, by execution of an Assignment substantially in the form of Appendix 2.  Subject to the provisions of Article 5.3 and upon providing Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).  The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5                                 Notices.  All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may  (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time.  Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HA 200

Santa Clara, CA 95054

Telephone: 408-654-7400

Facsimile: 408-496-2405

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

NORTH AMERICAN SCIENTIFIC, INC.

20200 Sunburst Street

Chatsworth, California 91311

Telephone:  (818) 734-8600

Facsimile:  (818) 734-5223

5.6                                 Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7                                 Attorney’s Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

5.8                                 Automatic Conversion upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.9                                 Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10                           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

“COMPANY”

NORTH AMERICAN SCIENTIFIC, INC.

By:	/s/L. MICHAEL CUTRER	By:	/s/JAMES W. KLINGLER

Name:	L. Michael Cutrer	Name:	James W. Klingler

Title:	President & Chief Executive Officer	Title:Sr. VP & Chief Financial Officer

“HOLDER”

SILICON VALLEY BANK

By:	/s/BOB MULLER

Name:	Bob Muller

Title:	Senior Relationship Manager

APPENDIX 1

NOTICE OF EXERCISE

1.                                       Holder elects to purchase                shares of the Common/Series          Preferred [strike one] Stock of                    pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.                                       Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant.  This conversion is exercised for                         of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.                                       Please issue a certificate or certificates representing the shares in the name specified below:

Holders Name

(Address)

3.                                       By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 2

ASSIGNMENT

For value received, Silicon Valley Bank hereby sells, assigns and transfers unto

Name:	SVB Financial Group
Address:	3003 Tasman Drive (HA-200)
Santa Clara, CA 95054

Tax ID:	91-1962278

that certain Warrant to Purchase Stock issued by                                    (the “Company”), on               , 200     (the “Warrant”) together with all rights, title and interest therein.

SILICON VALLEY BANK

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, SVB Financial Group makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

SVB FINANCIAL GROUP

By:
Name:
Title: